Exhibit 10.2

EXECUTION VERSION

SUPPLEMENT NO. 1, dated as of November 20, 2013 (this “Supplement”), to the Credit Agreement (the “Credit Agreement”), dated as of May 20, 2011, among Ingersoll-Rand Global Holding Company Limited, as the Borrower, Ingersoll-Rand plc, as a Guarantor, the other Guarantors listed therein, the Banks listed therein and JPMorgan Chase Bank, N.A. as Administrative Agent.
A.    Reference is made to the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
B.    Ingersoll-Rand Company, a company duly organized and existing under the laws of the State of New Jersey (the “New Guarantor”), is executing this Supplement in accordance with Section 9.16(j) of the Credit Agreement pursuant to which any Person that is required to become a Guarantor pursuant to the definition of “Guarantors” in Section 1.1 of the Credit Agreement shall deliver a copy of the Credit Agreement (or a supplement thereto in form and substance satisfactory to the Administrative Agent) and thereupon such Person shall become a Guarantor under the Credit Agreement with the same force and effect as if such Person had executed the Credit Agreement as a Guarantor on the Effective Date.
Accordingly, the Administrative Agent and the New Guarantor hereby agree as follows:
SECTION 1. In accordance with Section 9.16(j) of the Credit Agreement and in order to induce the Banks to extend credit to the Borrower under the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if the New Guarantor had executed the Credit Agreement as a Guarantor on the Effective Date and the New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor and Loan Party thereunder, including, without limitation, Section 9.16 of the Credit Agreement, and (b) represents and warrants that the representations and warranties made with respect to it as a Guarantor and Loan Party thereunder are true and correct in all material respects on and as of the date hereof (except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor.
SECTION 2. The New Guarantor represents and warrants to the Administrative Agent that this Supplement constitutes a valid and binding agreement of the New Guarantor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 3. This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Supplement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
SECTION 4. THE NEW GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 5. This Supplement shall be governed by and construed in accordance with the laws of the State of New York. The New Guarantor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The New Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7. All notices, requests and other communications pursuant hereto shall be made in accordance with Section 9.1 of the Credit Agreement.
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IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement as of the day and year first above written.
INGERSOLL-RAND COMPANY,
By:    /s/ Robert L. Katz
Name: Robert L. Katz
Title: Senior Vice President and General Counsel

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
By:     /s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

[Signature Page to Ingersoll-Rand 2011 Credit Agreement Guarantee Supplement No. 1]